UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2005
Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.
     On September 21, 2005, each of the Board of Directors (the “Board”) of Alnylam Pharmaceuticals, Inc. (“Alnylam”) and the Compensation Committee (the “Compensation Committee”) of the Board determined that the execution of the research collaboration and license agreement (“Collaboration Agreement”) with Novartis Institutes for BioMedical Research, Inc. contemplated by the Stock Purchase Agreement entered into on September 6, 2005 by and between Alnylam and Novartis Pharma AG will satisfy the criteria previously established by the Compensation Committee for full vesting of the option (the “Option”) to purchase 250,000 shares of common stock of Alnylam granted to John Maraganore, Ph.D., the President and Chief Executive Officer of Alnylam, on December 21, 2004. As a result, the Option will vest in its entirety upon execution of the Collaboration Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: September 26, 2005	By:	/s/ John M. Maraganore, Ph.D.

John M. Maraganore, Ph.D.
President and Chief Executive Officer